UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 20, 2009

AOL INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34419	20-4268793
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Broadway, New York, New York 10003

(Address of Principal Executive Offices) (Zip Code)

212-652-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 23, 2009, AOL Inc. (the “Company”) filed a Current Report on Form 8-K under Item 5.02 reporting that the Board of Directors (the “Board”) appointed Richard L. Dalzell, Karen E. Dykstra, William R. Hambrecht, Susan M. Lyne, Patricia E. Mitchell, Michael K. Powell, James R. Stengel and James A. Wiatt as directors of the Company, effective as of 12:01 a.m., New York City time, on December 9, 2009. At the time of that filing, the Board had not yet appointed any of Mr. Dalzell, Ms. Dykstra, Mr. Hambrecht, Ms. Lyne, Ms. Mitchell, Mr. Powell, Mr. Stengel or Mr. Wiatt to any committees of the Board.

The Company is filing this Current Report on Form 8-K/A to report that on December 8, 2009, the Board appointed, in each case effective as of 12:01 a.m., New York City time, on December 9, 2009, each of Karen E. Dykstra and William R. Hambrecht to serve as members of the Audit and Finance Committee of the Board, each of Richard L. Dalzell, Susan M. Lyne and James R. Stengel to serve as members of the Compensation Committee of the Board and each of Patricia E. Mitchell, Michael K. Powell and James A. Wiatt to serve as members of the Nominating and Governance Committee of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AOL INC.

By:	/s/ ARTHUR MINSON
Name:	Arthur Minson
Title:	Executive Vice President and Chief Financial Officer

Date: December 11, 2009